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Exhibit 11.1
                                 VANSTAR CORPORATION
                    STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                        (In thousands, except per share data)


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                                                                                         THREE MONTHS ENDED
                                                                                               JULY 31,
                                                                                     -------------------------
                                                                                       1996           1995
                                                                                    ----------     ----------

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PRIMARY EARNINGS PER SHARE
Weighted average number of
    common shares outstanding                                                           40,475         11,032

Common equivalent shares from stock options
    using the treasury stock method                                                      2,666             22

Common shares from the assumed conversion
    of all outstanding preferred stock and warrants                                          -         20,305

Common equivalent shares from stock options
   related to SAB No. 83 using the treasury
    stock method                                                                             -          1,671

                                                                                    ----------     ----------
Shares used in per share calculation                                                    43,141         33,030
                                                                                    ----------     ----------
                                                                                    ----------     ----------

Net Income                                                                              $9,763         $3,314
                                                                                    ----------     ----------
                                                                                    ----------     ----------

Earnings per share                                                                       $0.23          $0.10
                                                                                    ----------     ----------
                                                                                    ----------     ----------



FULLY DILUTED EARNINGS PER SHARE
Weighted average number of
    common shares outstanding                                                           40,475         11,032

Common equivalent shares from stock options
    using the treasury stock method                                                      2,698             22

Common shares from the assumed conversion
    of all outstanding preferred stock and warrants                                          -         20,305

Common equivalent shares from stock options
   related to SAB No. 83 using the treasury
    stock method                                                                             -          1,671

                                                                                    ----------     ----------
Shares used in per share calculation                                                    43,173         33,030
                                                                                    ----------     ----------
                                                                                    ----------     ----------

Net Income                                                                              $9,763         $3,314
                                                                                    ----------     ----------
                                                                                    ----------     ----------

Earnings per share                                                                       $0.23          $0.10

                                                                                    ----------     ----------
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